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                                                                   Exhibit 99.5

          Letter to DTC Participants Regarding the Offer to Exchange

            Any and All Outstanding 10 1/8% Mortgage Notes due 2012
                                      for
                        10 1/8% Mortgage Notes due 2012
                                      of

                       CIRCUS AND ELDORADO JOINT VENTURE
                                      and
                          SILVER LEGACY CAPITAL CORP.

                Pursuant to the Prospectus dated        , 2002


  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        ,
  2002 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                         , 2002

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

   We have been appointed by Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. (collectively, the "Issuers") to act as exchange agent in connection with their offer (the "Exchange Offer") to exchange new 10 1/8% Mortgage Notes due 2012 ("Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of their outstanding 10 1/8% Mortgage Notes due 2012 (the "Old Notes"), upon the terms
and subject to the conditions set forth in the prospectus dated        , 2002
and in the accompanying Letter of Transmittal (the "Letter of Transmittal") which together constitute the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the prospectus.

   Enclosed herewith are copies of the following documents:

       1. The prospectus dated        , 2002;

       2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup Federal income tax withholding;

       3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the exchange agent prior to the Expiration Date;

       4. A form of letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

       5. A return envelope addressed to the exchange agent.

   DTC Participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.

   Please note that the Exchange Offer will expire at 5:00 p.m., New York City
time, on        , 2002, unless extended by the Issuers. We urge you to contact your clients as promptly as possible.

   You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

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   Additional copies of the enclosed materials may be obtained from the exchange agent, at the address and telephone numbers set forth below.

                               Very truly yours,

                             The Bank of New York

                          Corporate Trust Department
                              Reorganization Unit
                          15 Broad Street, 16th Floor
                           New York, New York 10007
                          Attn: Ms. Carolle Montreuil
                                (212) 235-2354

   Nothing contained herein or in the enclosed documents shall constitute you or any other person as the agent of the Issuers or the exchange agent or authorize you or any other person to give any information or make any representation on behalf of any of them with respect to the Exchange Offer not contained in the prospectus or the Letter of Transmittal.

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